EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
Wegener Corporation
(770) 814-4000
FAX (770) 623-9648
info@wegener.com

                 WEGENER REPORTS RESULTS FOR FOURTH QUARTER AND
                                FISCAL YEAR 2004

(December 2, 2004) - DULUTH, Georgia - WEGENER(R) Corporation (Nasdaq: WGNR) a leading provider of distribution solutions for television, audio and data networks worldwide, today announced financial results for the fourth quarter and the fiscal year ended September 3, 2004.

Fourth quarter revenues were $3.9 million and the Company incurred a net loss of $(647,000), or $(0.05) per share. Revenues for the fourth quarter of fiscal 2003 were $4.7 million, with net earnings of $218,000, or $0.02 per share. WEGENER's eighteen month backlog on September 3, 2004 was $12.0 million. Total backlog at year-end was $21.0 million.

Revenues for fiscal 2004 were $18.1 million, with a net loss of $(2.1 million) or $(0.17) per share, compared to revenues of $20.1 million and net earnings of $88,000 or less than $0.01 per share for fiscal 2003.

"Though operating results in 2004 were disappointing, we have reason to be optimistic about fiscal year 2005," stated Robert A. Placek, President and CEO of WEGENER. "We prepared a rigorous strategic and operational plan for this new fiscal year. It is anticipated that revenues and operating performance for the first quarter of fiscal 2005 will increase substantially compared to the fourth quarter of fiscal 2004. We are focused on our customers and market opportunities, and although order visibility is limited, WEGENER is well positioned to increase revenues and return to profitability in fiscal 2005. iPump continues to be a primary focus for growth in our markets.

"Our recent fiscal 2004 fourth quarter order from a radio broadcast network for the iPump Solution is further indication that customers are ready to upgrade their networks by integrating our new technology. The iPump Solution allows audio and video broadcasters to regionalize their networks and provide their customers a more customized experience."

"Additionally, the recent 9.6 million dollar first quarter fiscal 2005 order for business music equipment extends and amends our existing multi-year contract into fiscal year 2009. This new order extends the stable revenue stream we realize from that contract," concluded Mr. Placek.

At last month's TelcoTV 2004 Conference and Convention, WEGENER announced the SMD 515 Streaming Media Decoder Settop for the telecom market. The SMD 515 Settop enables phone companies to distribute high definition television to existing DSL consumers.


ABOUT WEGENER COMMUNICATIONS

WEGENER is an international provider of digital solutions for video, audio and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL(TM), WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.


WEGENER, COMPEL, MEDIAPLAN, ENVOY, UNITY, and iPUMP are trademarks of WEGENER Communications, Inc. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby. Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding future sales, income and cash flows. Forward-looking statements are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to: customer acceptance and effectiveness of recently introduced products, development of additional business for the Company's digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, general market conditions which may not improve during fiscal year 2005 and beyond, and success of the Company's research and development efforts aimed at developing new products. Discussion of these and other risks and uncertainties are provided in detail in the Company's periodic filings with the SEC, including the Company's most recent Form 10-K. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

                                (Table to follow)

                      WEGENER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                         (in $000's except share data)

                                                      September 3,    August 29,
                                                         2004            2003
--------------------------------------------------------------------------------
Assets

Current Assets
  Cash and cash equivalents                             $  1,521       $  4,213
  Accounts receivable                                      2,480          3,560
  Inventories                                              3,840          2,143
  Deferred income taxes                                    2,199          2,109
  Other                                                      283            144
--------------------------------------------------------------------------------

             Total current assets                         10,323         12,169

Property and equipment, net                                2,699          2,914
Capitalized software costs, net                            1,668          1,304
Deferred income taxes                                      1,970          1,029
Other assets                                                 836            752
--------------------------------------------------------------------------------

                                                        $ 17,496       $ 18,168
================================================================================

Liabilities and Shareholder's Equity

Current liabilities
  Accounts payable                                      $  1,294       $  1,195
  Accrued expenses                                         1,719          1,433
  Customer deposits                                          960            255
  Current maturities of long-term obligations                 --              4
--------------------------------------------------------------------------------

             Total current liabilities                     3,973          2,887
--------------------------------------------------------------------------------



             Total liabilities                             3,973          2,887

Commitments and contingencies

Shareholders' equity
    Common stock, $.01 par value; 20,000,000 shares
        authorized; 12,526,051 and 12,381,251 shares
        respectively, issued and outstanding                 125            124
    Additional paid-in capital                            19,820         19,471
    Deficit                                               (6,422)        (4,314)


--------------------------------------------------------------------------------
         Total shareholders' equity                       13,523         15,281
--------------------------------------------------------------------------------


================================================================================

                                                        $ 17,496       $ 18,168
================================================================================

                      WEGENER CORPORATION AND SUBSIDIARIES

                           Summarized Operations Data
                      (in $000's except per share amounts)
                                  (Unaudited)

                                             Three Months Ended             Twelve Months Ended

                                          September 3,    August 29,     September 3,     August 29,
                                             2004           2003            2004            2003
                                          ------------    ----------     ------------     ----------
Revenue                                     $ 3,864        $ 4,714        $ 18,104        $ 20,133
                                            =======        =======        ========        ========

Earnings (loss) before
income taxes                                 (1,010)           (49)         (3,139)           (252)

Income tax expense
(benefit)                                      (363)          (267)         (1,031)           (340)
                                            -------        -------        --------        --------

Net earnings (loss)                         $  (647)       $   218        $ (2,108)       $     88
                                            =======        =======        ========        ========

Net earnings (loss) per share
     Basic                                  $ (0.05)       $  0.02        $  (0.17)       $      *
     Diluted                                $ (0.05)       $  0.02        $  (0.17)       $      *
                                            =======        =======        ========        ========

Shares used in per share calculation
     Basic                                   12,526         12,374          12,457          12,329
     Diluted                                 12,526         12,740          12,457          12,480
                                            =======        =======        ========        ========

* less than $0.01 per share